Exhibit 5.1

October 14, 2014

Pluristem Therapeutics Inc.
MATAM Advanced Technology Park, Building No. 5
Haifa 31905 Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed by Pluristem Therapeutics Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) shares of common stock of the Company, $0.00001 par value per share, (the “Shares”), warrants to purchase Shares (the “Warrants”), shares of preferred stock (the “Preferred Shares,” and, with the Shares and the Warrants, the “Securities”) and units of two or more of the Securities (the “Units”), for an aggregate initial offering price of $200,000,000 and (ii) shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of outstanding warrants (the “Outstanding Warrants”), including (a) up to 5,060,000 shares of Common Stock issuable upon exercise of Outstanding Warrants at an exercise price of $4.20 per share and (b) up to 3,219,983 shares of Common Stock issuable upon exercise of Outstanding Warrants at an exercise price of $5.00 per share, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are acting as counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively the “Charter Documents”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

The opinions rendered herein are limited to the Nevada Revised State Statutes and the federal laws of the United States.  For purposes of our opinion, we have examined an official compilation of "Title 7 - Business Associations; Securities; Commodities, Chapter - 78 - Private Corporations" of the Nevada Revised Statutes.  Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto.  We do not purport to be experts on the laws of the State of Nevada and our opinion is based upon such limited experience.

Pluristem Therapeutics Inc.
October 14, 2014

Based upon and subject to the foregoing, we are of the opinion that:

(1)           With respect to the Shares, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”); (ii) the Registration Statement has become effective under the Securities Act; (iii) if necessary, an appropriate prospectus supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder; (iv) the terms of the sale of the Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Shares have been issued and sold as contemplated by the Registration Statement and any prospectus supplement, if applicable; and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value of the Shares, the Shares will be validly issued, fully paid and nonassessable.

(2)           With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement has become effective under the Securities Act; (iii) the warrant agreement or agreements relating to the Warrants have been duly authorized, executed and delivered; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the warrant agreement or agreements and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Warrants have been duly executed and countersigned in accordance with the warrant agreement or agreements and issued and sold as contemplated by the Registration Statement; and (vi) the Company has received the consideration (if any separate consideration is given for the Warrants)  provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3)           With respect to the Units, when (i) at the time of execution, issuance and delivery of the Units and any agreement related thereto will have been duly authorized, executed and delivered by the Company and the other parties to such agreement and will be the valid and legally binding obligation of the parties thereto, enforceable against such parties in accordance with its terms; and (ii) all necessary conditions and actions with respect to the Securities of which the Units are comprised shall have been duly met or taken, as provided for in (1) and (2) above, as applicable, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4)           With respect to the Preferred Shares, when (i) the Board shall have duly adopted resolutions approving a certificate of designation (the “Certificate of Designation”) setting forth the terms of a series of Preferred Shares, including, as applicable, designations and powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference; (ii) the Certificate of Designation shall have been duly executed and filed with the Secretary of State of Nevada; (iii) specifically authorized for issuance by the Authorizing Resolutions; (iv) the Registration Statement has become effective under the Securities Act; (v) if necessary, an appropriate prospectus supplement with respect to the Preferred Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder; (vi) the terms of the sale of the Preferred Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Preferred Shares have been issued and sold as contemplated by the Registration Statement and any prospectus supplement, if applicable, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value of the Preferred Shares, the Preferred Shares will be validly issued, fully paid and nonassessable.

Pluristem Therapeutics Inc.
October 14, 2014

(5)           With respect to the Warrant Shares, when issued upon proper exercise of the Outstanding Warrants and receipt of the exercise price therefor by the Company, the Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement.  This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Securities currently entitled to rely on it pursuant to applicable provisions of federal securities law.

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Pluristem Therapeutics Inc.
October 14, 2014

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
Zysman, Aharoni, Gayer and Sullivan & Worcester LLP